UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2008

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 313-5300

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    The Board of Directors of Cree, Inc. (the “Company”) previously adopted Corporate Governance Guidelines as amended through January 30, 2007 (the “Guidelines”), which are available on the Company’s website at www.cree.com under “Investor Relations.”  Section 9 of the Guidelines provides that a director who holds an executive position with another company is required, upon termination of the relationship for any reason, to tender his or her resignation from the Company’s Board of Directors, which resignation is to be effective only if and when it is accepted by the Company’s Board of Directors.

    Consistent with Section 9 of the Guidelines, Clyde R. Hosein tendered his resignation from the Company’s Board of Directors on June 6, 2008, as he is resigning his position as chief financial officer of Integrated Device Technology, Inc. effective June 13, 2008.  Mr. Hosein has been appointed as chief financial officer of Marvell Technology Group Ltd. (“Marvell”) effective as of June 23, 2008.  Marvell is a semiconductor provider of high-performance analog, mixed-signal, digital signal processing and embedded microprocessor integrated circuits.  Marvell does not compete with the Company and the Company has no transactions with Marvell.  The Company’s Board of Directors, with Mr. Hosein abstaining, voted to decline to accept Mr. Hosein’s tendered resignation.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ John T. Kurtzweil
John T. Kurtzweil
Executive Vice President - Finance and Chief Financial Officer

Date:  June 10, 2008